UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Preliminary Proxy Statement
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Only (as permitted by Rule 14a-6(e)(2))
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SOUTHFIRST BANCSHARES, INC.

Name of Registrant as Specified in Its Charter

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SouthFirst Bancshares, Inc.

April 19, 2004

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of SouthFirst Bancshares, Inc. (“SouthFirst”), which will be held on Wednesday, May 19, 2004, at 10:00 a.m., in the Hightower Room of the B.B. Comer Memorial Public Library located at 314 North Broadway Avenue, Sylacauga, Alabama 35150.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion, and you will have an opportunity to ask questions about your company.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy at your earliest convenience. Returning the signed proxy card will not prevent you from voting in person at the meeting, should you later decide to do so.

Sincerely,

/s/ Joe K. McArthur

Joe K. McArthur
Chief Executive Officer

126 North Norton Avenue · P.O. Box 167 · Sylacauga, Alabama 35150
(256) 245-4365 · 1-800-239-1492 · Fax (256) 245-6341 · (256) 245-6388

2

SOUTHFIRST BANCSHARES, INC.
126 North Norton Avenue
Sylacauga, Alabama 35150

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2004

To the Holders of Common Stock of SOUTHFIRST BANCSHARES, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of SouthFirst Bancshares, Inc. (“SouthFirst”) will be held on Wednesday, May 19, 2004, at 10:00 a.m., in the Hightower Room of the B.B. Comer Memorial Public Library located at 314 North Broadway Avenue, Sylacauga, Alabama 35150, for the following purposes:

(1)	To elect two directors to hold office until the 2007 Annual Meeting and until their successors are elected and qualified; and

(2)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed April 7, 2004, as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors, together with a copy of the 2004 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors

/s/ Sandra H. Stephens

Sandra H. Stephens
Secretary

Sylacauga, Alabama
April 19, 2004

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and promptly mail the enclosed proxy in the accompanying postage paid envelope. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

SOUTHFIRST BANCSHARES, INC.
126 North Norton Avenue
Sylacauga, Alabama 35150

ANNUAL MEETING OF STOCKHOLDERS
May 19, 2004
__________________________

PROXY STATEMENT
_________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SouthFirst Bancshares, Inc. (“SouthFirst”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 19, 2004, and any adjournment thereof, at the time and place and for the purposes set forth in the accompanying notice of the Annual Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by SouthFirst. In addition to solicitations by mail, officers and other employees of SouthFirst, without receiving any additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 19, 2004. The address of the principal executive offices of SouthFirst is 126 North Norton Avenue, Sylacauga, Alabama 35150, and SouthFirst’s telephone number is (256) 245-4365. SouthFirst is the parent of First Federal of the South (“First Federal”), a wholly-owned subsidiary which is a federally-chartered savings association.

     Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her decision to vote in person, without complying with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to SouthFirst’s Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder’s directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the Annual Meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the Annual Meeting.

     The record of stockholders entitled to vote at the Annual Meeting was taken on April 7, 2004. On that date, SouthFirst had, as outstanding and entitled to vote, 708,706 shares of common stock, $.01 par value per share (the “Common Stock”), with each share entitled to one vote. The holders of one-third (1/3) of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

     The affirmative vote of a plurality of the votes, present in person or by proxy at the Annual Meeting, is required for the election of a director. Unless otherwise provided by SouthFirst’s Certificate of Incorporation or Bylaws or by statute, the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting is required to pass on any matters, other than the election of directors. Abstentions and broker non-votes will not be counted as votes, either in favor of or against the matter with respect to which the abstention or broker non-vote relates. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth certain information as of April 7, 2004 with respect to the beneficial ownership of SouthFirst’s Common Stock by (i) each person known by SouthFirst to own beneficially more than five percent (5%) of SouthFirst Common Stock, (ii) each director of SouthFirst, (iii) each director nominee, (iv) each of the Named Executive Officers (as defined herein), and (v) all directors and executive officers of SouthFirst as a group. Unless otherwise indicated, (i) each of the beneficial owners has sole voting and investment power with respect to the shares beneficially owned, and (ii) the address for each of the beneficial owners is 126 North Norton Avenue, Sylacauga, Alabama, 35150.

	Shares of
	Common Stock		Percentage of
Beneficial Owner	Beneficially Owned(1)		Outstanding Shares(2)
Joe K. McArthur(3)	39,413		5.4%
H. David Foote, Jr.(4)	15,253		2.1%
J. Malcomb Massey(5)	30,061		4.2%
Allen Gray McMillan, III(6)	20,753		2.9%
Kenneth E. Easterling(7)	27,043		3.8%
L. Neal Bice(8)	32,624		4.6%
Donald R. Hardy(9)	2,443		0.3%
Jeffrey L. Gendell, et. al.(10)	71,600		10.1%
Robert J. Salmon and Mary Anne J. Salmon(11)	47,600		6.7%
Sandra H. Stephens(12)	4,560		0.6%
Ruth M. Roper(13)	12,130		1.7%
Pension & Benefit Financial Services, Inc.(14)	44,182		6.2%
All directors and executive officers as a group (9 persons)	184,280	(15)	23.7%

(1)	“Beneficial Ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act.

(2)	The percentages are based upon 708,706 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties holding presently exercisable options are based upon the sum of 708,706 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(3)	Of the amount shown, 5,751 shares are held in Mr. McArthur’s account under SouthFirst’s 401(k) Plan, 6,526 shares are held in his account under First Federal’s ESOP, 26,592 shares are subject to presently exercisable options and 544 shares represent restricted stock granted under SouthFirst’s Management Recognition Plans “A” and “B,” all of which are fully vested.

(4)	Of the amount shown, 3,000 shares are owned jointly by Mr. Foote and his wife, 1,500 shares are held by Mr. Foote as custodian for each of his two minor children, 9,093 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst’s Management Recognition Plan “A,” all of which are fully vested.

(5)	Of the amount shown, 15,521 shares are restricted stock acquired pursuant to that certain employment agreement between Mr. Massey and Pension & Benefit, vesting in equal increments over a period of 15 years beginning on April 11, 1997, 3,687 shares are held in his account under SouthFirst’s 401(k) plan, 2,642 shares are held in an Individual Retirement Account, 1,901 shares are held in his account under First Federal’s ESOP, and 6,310 shares are subject to exercisable options.

(6)	Of the amount shown, 10,000 shares are held jointly by Mr. McMillan and his wife, 9,093 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst’s Management Recognition Plan “A,” all of which are fully vested.

(7)	Of the amount shown, 21,099 shares are held jointly by Mr. Easterling and his wife, 1,001 shares are held individually by Mr. Easterling and 4,943 shares are subject to exercisable options.

(8)	Of the amount shown, 13,332 shares are held by Mr. Bice, as the Executor of the Estate of H. D. Bice, his father, 14,349 are held individually by Mr. Bice and 4,943 shares are subject to exercisable options.

(9)	Of the amount shown, 200 shares are held jointly by Mr. Hardy and his wife and 2,243 shares are subject to exercisable options.

(10)	Of the amount shown, Jeffrey L. Gendell has shared voting power with respect to 71,600 shares, Tontine Management, L.L.C. (“TM”) has shared voting power with respect to 71,600 shares, and Tontine Financial Partners, L.P. (“TFP”) has shared voting power with respect to 71,600 shares. TM, the general partner of TFP, has the power to direct the affairs of TFP. Mr. Gendell is the Managing Member of Tontine Management, L.L.C. and, in that capacity, directs its operations. The business address of Mr. Gendell and TFP is 237 Park Avenue, 9th Floor, New York, New York 10017. The foregoing information is based on a Schedule 13F, dated November 14, 2003 filed by Mr. Gendell, TM, and TFP. SouthFirst makes no representation as to the accuracy or completeness of the information reported.

(11)	Robert J. Salmon and Mary Anne J. Salmon beneficially own and have shared voting and dispositive power with respect to 47,600 shares. The foregoing information is based on a Schedule 13G, dated October 8, 1998 received by SouthFirst from Mr. and Mrs. Salmon. Mr. and Mrs. Salmon’s address is 3623 Raymond Street, Chevy Chase, Maryland, 20815. SouthFirst makes no representation as to the accuracy or completeness of the information reported therein.

(12)	Of the amount shown, 3,860 shares are subject to presently exercisable options, and 700 shares represent restricted stock granted under SouthFirst’s Management Recognition Plan(s), all of which shares are fully vested.

(13)	Of the amount shown, 1,914 shares are owned jointly by Ms. Roper and her husband, 5,623 shares are restricted stock acquired pursuant to that certain employment agreement between Ms. Roper and Pension & Benefit, vesting in equal increments over a period of 15 years beginning on April 11, 1997, 1,239 shares are held in her account in First Federal’s ESOP, and 3,354 shares are subject to presently exercisable options.

(14)	These shares are held in trust by Pension & Benefit as trustee of First Federal’s ESOP. See EXECUTIVE COMPENSATION — Employee Stock Ownership Plan.”

(15)	Of the amount shown, 70,431 shares are subject to exercisable options.

     There are no arrangements known to SouthFirst pursuant to which a change in control of SouthFirst would result.

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     The following table provides information, as of April 19, 2004, with respect to shares of SouthFirst Common Stock authorized for issuance under equity compensation plans:

Equity Compensation Plan Information (1)

Number of
securities remaining
	Number of		available for future
	securities to be issued	Weighted-average	issuance under equity
	upon exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants and	options, warrants	reflected in column
	rights	and rights	(a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	135,671	$12.84	2,390

Equity compensation plans not approved by security holders	0	$0	0

(1)	The term “equity compensation plan,” as used in this table, refers to compensation plans and individual compensation arrangements for employees and directors of the Company and its affiliates, which authorize the issuance of equity securities of the Company, excluding all compensation plans and arrangements which meet the qualification requirements under Section 401(a) of the Code.

(2)	Includes the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan and the 1998 Stock Option and Incentive Plan (collectively, the “Stock Option Plans”); and the SouthFirst Bancshares, Inc. Management Recognition Plan “A” and the SouthFirst Bancshares, Inc. Management Recognition Plan “B” (collectively, the “MRP Plans”). See, also, “EXECUTIVE COMPENSATION - Management Recognition Plans, and — Stock Option Plans.”

AGENDA ITEM ONE
ELECTION OF DIRECTORS

     SouthFirst’s Board of Directors presently consists of eight (8) directors, elected to staggered three-year terms. The terms of Mr. Massey and Ms. Stephens will expire at this Annual Meeting of Stockholders. The Board of Directors has nominated Mr. Massey and Ms. Stephens for election as directors of SouthFirst. Unless otherwise directed, the proxies will be voted at the Annual Meeting FOR the election of the nominees. In the event that neither one of the nominees is able to serve or either declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render either nominee named herein unable to accept nomination or election. The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting is required for the election of the two nominees standing for election. The Board of Directors recommends that you vote “FOR” the election of the nominees.

     The following individuals have been nominated by management for election to SouthFirst’s Board of Directors for a term of three years and until their successors are elected and qualified:

     L. Neal Bice, age 63, has served as a director of First Federal since 1997 and of SouthFirst since 2001. Mr. Bice previously served as a director of First Federal Savings and Loan of Chilton County, from 1989 to 1997. Mr. Bice is an owner and a director of Chilton County Feed and Seed Company, located in Clanton, Alabama. Mr. Bice presently is a professor of economics and business at the Clanton extension of the George C. Wallace State Community College. Mr. Bice is a past professor of finance at Auburn University, a past professor of economics, finance and banking at the University of Southwestern Louisiana, and a past professor of finance at the University of Alabama. Mr. Bice is a member of the Chilton County Board of Education, the Alabama Education Association, the Southern School Board Association, Omicron Delta Epsilon Society in Economics, the Chilton County High School Athletic Association, and the Chilton County Cattlemen’s Association. He is a past President of the Chilton County Board of Education, and serves as director of the Chilton County Chamber of Commerce, the President of the Chilton County University of Alabama Alumni Association, the Zone Chairman of the Clanton Lion’s Club, and the President of the War Eagle Lion’s Club, Auburn, Alabama. Mr. Bice is a member of the Concord Baptist Church.

     Kenneth E. Easterling, age 61, has served as a director of First Federal since 1997 and of SouthFirst since 2001. Mr. Easterling previously served as a member of the Board of Directors of First Federal Savings and Loan of Chilton County from 1992 to 1997. Mr. Easterling is the owner of Home Printing Company, located in Clanton, Alabama, which was established in 1969. Mr. Easterling served in the Army National Guard from 1963 to 1969, is a Charter Member of the Exchange Club of Chilton County, a member of the Board of Directors of Chilton County Cattlemen’s Association, a member of the Board of Directors of Alfa, and has served as a Deacon of the West End Baptist Church from 1969 to the present.

     H. David Foote, Jr., age 54, has served as a director of First Federal since 1988 and of SouthFirst since 1994. Mr. Foote has been President and owner of Foote Bros. Furniture since 1973. Mr. Foote has been a director of the Sylacauga Chamber of Commerce, the Coosa Valley Country Club and Talladega County E-911. He has served as President of Wesley Chapel Methodist Men’s Club and head of the Wesley Chapel Methodist Administrative Board.

************

     Each of the following individuals is a member of SouthFirst’s Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting:

     Donald R. Hardy, age 54, has served as a director of First Federal and SouthFirst since January 2001. Mr. Hardy is the owner, President and CEO of H & B Builders, Inc., located in Sylacauga, Alabama. He is a member of the Business Council of Alabama, Sylacauga Chamber of Commerce and has served on the Sylacauga Planning Commission since 1992. Mr. Hardy is an active member of the First Baptist Church of Sylacauga.

     Joe K. McArthur, age 52, has served as a director of First Federal and SouthFirst since February 1996. Effective September 1, 2001, Mr. McArthur was elected President and Chief Executive Officer of SouthFirst and First Federal. Thereafter, as part of the Company’s restructuring efforts, Mr. McArthur resigned as President of SouthFirst to allow J. Malcomb Massey to assume that office, as of October 1, 2001. Prior to assuming his current positions, Mr. McArthur served as the Executive Vice President, Chief Financial Officer and Secretary of First Federal and SouthFirst from 1992 and 1994, respectively. Mr. McArthur has over 27 years of experience in the banking industry and received a B.S. in Accounting from the University of Alabama-Birmingham and a Masters of Business Administration equivalent from the National School of Finance and Management. He has also completed all courses with the Institute of Financial Education. Prior to joining First Federal, Mr. McArthur was Assistant Executive Director of Finance of Humana, a hospital, from 1990 to 1992, and Senior Vice President of First Federal of Alabama from 1983 to 1990. He has also served as a manager of various Little League and Babe Ruth Baseball teams, as well as Boys’ Club basketball teams. Mr. McArthur presently serves on the board of directors of the Community Bankers Association of Alabama and is a member of the First United Methodist Church of Sylacauga.

     Allen Gray McMillan, III, age 47, has served as a director of First Federal since 1993 and of SouthFirst since 1994. On August 15, 2001, Mr. McMillan was elected Chairman of SouthFirst and First Federal. Mr. McMillan is also President of Brecon Knitting Mill, where he has been employed since 1979. Mr. McMillan has been active in the Kiwanis Club, United Way, and Boy Scouts of America. He is a member of the First United Methodist Church.

     J. Malcomb Massey, age 53, has served as a director of First Federal and SouthFirst since May, 1997. On September 26, 2001, Mr. Massey was elected President of SouthFirst, to be effective October 1, 2001. In addition, Mr. Massey is President and Chief Executive Officer of Pension & Benefit, First Federal’s wholly-owned, operating subsidiary. This is a position that Mr. Massey has held since he joined Pension & Benefit in 1997, after it acquired substantially all of the assets of Lambert, Massey, Roper & Taylor, Inc., an employee benefits consulting firm, based in Montgomery, for which Mr. Massey had served as President since 1980. Mr. Massey is a member of the American Society of Pension Actuaries, the South Central Alabama Association of Insurance and Financial Advisors, Life and Qualifying Member of Million Dollar Roundtable, Top of the Table, Montgomery Lions Club and Young Meadows Presbyterian Church.

     Sandra H. Stephens, age 45, was elected as director of SouthFirst and First Federal, effective November 12, 2002. In addition, Ms. Stephens was elected as Executive Vice President and Chief Operating Officer of SouthFirst and First Federal, effective November 1, 2001. Ms. Stephens previously served as the Chief Operating Officer, from 1997 to 2001, and Chief Financial Officer, from 1992 to 1997, of First Federal Bank, in Tuscaloosa, Alabama. Prior to her employment with First Federal Bank, Ms. Stephens held various executive positions with Federal Home Loan Mortgage Corporation, Atlanta,

Georgia from 1990 until 1992, and with Pinnacle Bank, Jasper, Alabama from 1981 until 1990. Ms. Stephens is a member of the American Society of Women Accountants, and she is a member of Saint Mark United Methodist Church in Birmingham, Alabama and serves on the Board of Trustees of the North Alabama Conference of the United Methodist Church.

     There are no family relationships between any director, executive officer, or person nominated to become a director or executive officer and any other director, executive officer, or person nominated to become a director or executive officer of SouthFirst.

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COMMITTEES OF THE BOARD

Audit Committee

     The Audit Committee is currently comprised of Messrs. Bice, Easterling, Foote, Hardy, and McMillan. The Board of Directors of SouthFirst has adopted a written charter setting forth the composition, authority and responsibilities of the Audit Committee. The independence of the Audit Committee members has been established by, and pursuant to, the listing standards of the American Stock Exchange, as set forth in Section 121(A) of the American Stock Exchange Company Guide. Immediately following is the report of the Audit Committee.

REPORT OF AUDIT COMMITTEE(1)

          The following is the report of the Audit Committee with respect to the audited financial statements of SouthFirst for the fiscal year ended September 30, 2003.

          With respect to fiscal year 2003, the Audit Committee has done each of the following: (i) reviewed SouthFirst’s audited financial statements and discussed such financial statements with management, (ii) discussed with Jones & Kirkpatrick, P.C., the independent auditors for SouthFirst, the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61, Communication with Audit Committee), (iii) received the written disclosures and the letter from Jones & Kirkpatrick, P.C., required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and (iv) discussed with Jones & Kirkpatrick, P.C. their independence from SouthFirst.

          Based on the aforementioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SouthFirst’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003. Further, the Audit Committee, based upon the aforementioned reviews and discussions, hereby selects and appoints Jones & Kirkpatrick, P.C. as the independent auditors to audit the accounts and records of SouthFirst for the current fiscal year.

AUDIT COMMITTEE

L. Neal Bice
Kenneth E. Easterling
H. David Foote, Jr.
Donald R. Hardy
Allen Gray McMillan, III

(1)	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Other Committees

     In addition to the Audit Committee, SouthFirst’s Board of Directors has established the Executive Committee, which consists of Messrs. McMillan (Chairman), Foote, Hardy, Massey and McArthur. The Executive Committee, which did not meet in fiscal year 2003, has the power to exercise most of the powers of the Board of Directors, in the intervals between the meetings of the Board of Directors. Any activity of the Executive Committee is reported to the Board of Directors at the next meeting thereof.

     SouthFirst presently does not have a compensation committee because, except for J. Malcomb Massey (who receives an annual salary from SouthFirst as its President, in the amount of $20,000), none of the officers of SouthFirst receive compensation for services to SouthFirst. SouthFirst’s officers are compensated by SouthFirst’s wholly-owned subsidiary, First Federal, and First Federal’s wholly-owned subsidiary, Pension & Benefit, solely for their services to First Federal and Pension & Benefit. In addition, non-employee directors are paid for attendance at First Federal committee meetings, but employee members of committees are not paid.

     In addition to SouthFirst’s committees, First Federal has established various committees, including the Executive Committee, the Loan Committee, the Audit Committee, the Asset/Liability Committee, the Wage and Compensation Committee, and the Strategic Planning Committee.

     The Executive Committee of First Federal consists of Messrs. McMillan (Chairman), Foote, Hardy, Massey and McArthur. The Executive Committee of First Federal, which did not meet in fiscal year 2003, has the power to exercise most powers of the Board of Directors of First Federal in the intervals between meetings of the Board of Directors. Any activity of the Executive Committee is reported to the Board of Directors of the next meeting thereof. First Federal’s Loan Committee is comprised of Mr. Bice, Mr. Easterling, Mr. Foote, Mr. Hardy, Mr. Mark Haynes, Mr. McArthur, Mr. McMillan, Ms. Stephens, and Ms. Anna Tyler. This committee meets weekly to consider loan applications. Approval of a loan application requires approval by at least two members (other than the person signing the application) of the Loan Committee. The Audit Committee of First Federal consists of Messrs. Easterling (Chairman), Bice, Foote, Hardy, and McMillan. This committee meets at least annually and more frequently if necessary to review the results of the audit program. Recommendations and observations are reported to the Board of Directors. The Asset/Liability Committee consists of Messrs. Hardy (Chairman), Foote, McArthur and McMillan. This committee meets quarterly to establish and monitor policies to control interest rate sensitivity. First Federal’s Wage and Compensation Committee consists of Messrs. Bice (Chairman), Easterling, Foote, Massey, McArthur, and McMillan. This committee, which met once in fiscal year 2003, is responsible for reviewing compensation matters, including salaries and benefits of directors, officers, and employees. The Strategic Planning Committee consists of Messrs. Foote (Chairman), Bice, Easterling, Massey, and McArthur. This committee meets quarterly to review the progress of First Federal in meeting goals established under its business plan and to consider possible revisions thereto, if deemed necessary by the committee.

Meetings of the Board of Directors

     The Board of Directors of SouthFirst held 6 meetings during the fiscal year ended September 30, 2003. During fiscal 2003, each director attended at least 90% of the aggregate number of meetings held by the Board of Directors and Committee(s) on which they served.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires SouthFirst’s directors, certain of SouthFirst’s officers and persons who own more than 10% of the outstanding Common Stock of SouthFirst (“Reporting Persons”) to file with the SEC reports of changes in ownership of the Common Stock of SouthFirst held by such persons (“Section 16(a) Reports”). Reporting Persons are also required to furnish SouthFirst with copies of all Section 16(a) Reports that they file. SouthFirst has been subject to this regulation since February 13, 1995.

     To SouthFirst’s knowledge, based solely on a review of copies of Section 16(a) Reports furnished to SouthFirst and representations that no other Section 16(a) Reports were required, all Section 16(a) filing requirements applicable to such Reporting Persons were complied with during fiscal 2003.

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EXECUTIVE COMPENSATION

     The following table provides certain summary information for fiscal 2003, 2002, and 2001 concerning compensation paid or accrued by SouthFirst and First Federal to or on behalf of SouthFirst’s Chief Executive Officer and the other executive officers of SouthFirst whose total annual salary and bonus exceeded $100,000 during fiscal 2003 (the “Named Executive Officers”):

Summary Compensation Table

						Long Term
		Annual Compensation (1)				Compensation
						Securities
Name and	Fiscal				Other Annual	Underlying		All Other
Principal Position	Year	Salary	Bonus		Compensation (2)	Options (No.)		Compensation
Joe K. McArthur	2003	$150,000	$26,669	(3)	$24,000	4,300	(4)	$2,451	(5)
Chief Executive	2002	142,917	25,439	(6)	22,995	0		2,451	(7)
Officer of	2001	107,916	22,314	(8)	19,725	5,024	(9)	1,414	(10)
SouthFirst and First Federal, President of First Federal

J. Malcomb Massey(1)	2003	$150,000	$5,850	(11)	$24,000	4,300	(12)	$2,488	(13)
President of	2002	150,000	13,270	(14)	22,995	0		2,488	(15)
SouthFirst,	2001	130,000	9,270	(16)	16,725	1,724	(17)	1,819	(18)
President and Chief Executive Officer of Pension & Benefit

Sandra H. Stephens	2003	$125,000	$14,290	(19)	$22,500	4,300	(20)	$1,537	(21)
Executive Vice	2002	105,417	39,500	(22)	4,500	7,500	(23)	1,537	(24)
President, and Chief Operating Officer of SouthFirst and First Federal

Ruth M. Roper	2003	$100,000	$5,598	(25)	$3,000	1,950	(26)	$2,744	(27)
Executive Vice	2002	98,000	5,778	(28)	3,000	0		2,744	(29)
President of Pension & Benefit

(1)	All compensation received by the Named Executive Officers was paid by First Federal and Pension & Benefit, except for an annual salary, in the amount of $20,000, paid by SouthFirst to its President, J. Malcomb Massey.

(2)	Fees received as a member of the Board of Directors of SouthFirst, First Federal, Pension & Benefit and/or SouthFirst Mortgage.

(3)	Consists of a regular bonus of $8,650 as well as $18,019 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(4)	On October 16, 2002, SouthFirst issued 4,300 options under the 1998 plan to Mr. McArthur at an exercise price of $12.10 per share. These options vest in equal increments commencing October 16, 2002 through October 16, 2007.

(5)	Represents a $1,485 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(6)	Consists of a regular bonus of $10,000 as well as $15,439 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(7)	Represents a $1,485 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(8)	Consists of a regular bonus of $6,875 as well as $15,439 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(9)	On February 17, 2001, SouthFirst issued 5,024 options under the 1995 plan to Mr. McArthur at an exercise price of $9.75 per share. These options vest in equal annual increments commencing on November 4, 2001 through November 4, 2003.

(10)	Represents a $964 automobile allowance and income of $450 recognized on employer provided group term life insurance in excess of $50,000.

(11)	Consists of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(12)	On October 16, 2002, SouthFirst issued 4,300 options under the 1995 plan to Mr. Massey at an exercise price of $12.10 per share. These options vest in equal annual increments commencing October 16, 2002 through October 16, 2007.

(13)	Represents a $1,522 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(14)	Consists of a regular bonus of $10,000 as well as $3,270 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(15)	Represents a $1,522 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(16)	Consists of a regular bonus of $6,000 as well as $3,270 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(17)	On January 17, 2001, SouthFirst issued 1,407 options under the 1995 plan and 317 options under the 1998 plan to Mr. Massey at an exercise price of $9.75 per share. These options vest in relatively equal annual increments commencing on November 4, 2001 through November 4, 2003.

(18)	Represents a $1,405 automobile allowance and income of $414 recognized on employer provided group term life insurance in excess of $50,000.

(19)	Consists of a regular bonus of $7,210 as well as $7,080 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(20)	On October 16, 2002, SouthFirst issued 2,589 options under the 1995 plan and 1,711 options under the 1998 plan to Ms. Stephens at an exercise price of $12.10 per share. These options vest in equal annual increments commencing October 16, 2002 through October 16, 2007.

(21)	Represents a $1,117 automobile allowance and income of $420 recognized on employer provided group term life insurance in excess of $50,000.

(22)	Consists of a signing bonus of $17,500, a regular bonus of $10,000, a tax bonus, with respect to MRP shares (see “ — Management Recognition Plans” below), of $7,500, and $4,500 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(23)	On December 1, 2001, SouthFirst issued 7,500 options under the 1995 plan to Ms. Stephens at an exercise price of $9.92 per share. These options vest in equal annual increments commencing on December 1, 2002 through December 1, 2006.

(24)	Represents a $1,117 automobile allowance and income of $420 recognized on employer provided group term life insurance in excess of $50,000.

(25)	Consists of a regular bonus of $2,650 as well as $2,948 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(26)	On October 16, 2002, SouthFirst issued 1,950 options under the 1998 plan to Ms. Roper at an exercise price of $12.10 per share. These options vest in equal annual increments commencing October 16, 2002 through October 16, 2007.

(27)	Represents a $1,778 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(28)	Consists of a regular bonus of $4,000 as well as $1,778 of compensation consisting of dividends paid under SouthFirst’s Dividend Investment Plan on unexercised stock options. See “ — Compensation of Directors” below.

(29)	Represents a $1,778 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

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Employment Agreements

     SouthFirst, First Federal and Pension & Benefit have entered into employment agreements with each of the following executive officers (including each of the Named Executive Officers). The terms and conditions of these employment contracts are summarized below.

     Joe K. McArthur

     Chief Executive Officer of SouthFirst and First Federal, President of First Federal

     The employment agreement by and between SouthFirst and Mr. McArthur was effective as of October 1, 2002, and is for a term of two years. On each anniversary of the effective date, Mr. McArthur’s term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided SouthFirst’s Board of Directors determines, in a duly adopted resolution, that the performance of Mr. McArthur has met its requirements and standards, and that such employment agreement shall be extended.

     Pursuant to Mr. McArthur’s employment agreement, SouthFirst shall be jointly and severally liable for the payment of all amounts due under a separate employment agreement with First Federal, which is of even date with the employment agreement with SouthFirst. Under the terms of the employment agreement with First Federal, SouthFirst and First Federal agree to pay Mr. McArthur a salary at the rate of $150,000 per annum, payable in cash not less frequently than monthly. Beginning on the effective date, Mr. McArthur shall be eligible to receive such performance bonuses as may be determined in the sole discretion of SouthFirst’s Board of Directors. In addition, Mr. McArthur shall participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

     Mr. McArthur’s employment agreement terminates upon his death or disability, and is terminable for “cause” as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. McArthur. If SouthFirst or First Federal terminates Mr. McArthur without cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the employment agreements plus an additional twelve-month period, and he will be entitled to the cost of obtaining benefits in which Mr. McArthur would have been eligible to participate through the termination date. Mr. McArthur may voluntarily terminate his employment agreement by providing sixty days written notice to the Boards of Directors of SouthFirst and First Federal, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     Mr. McArthur’s employment agreement further provides that, in the event of Mr. McArthur’s involuntary termination in connection with, or within two years after any change in control of First Federal or SouthFirst, other than for “cause,” or death or disability, Mr. McArthur will be paid, within 10 days of such termination, an amount equal to the difference between (i) 2.99 times his “base amount,” as defined in Section 280G(b)(3) of the Code, and (ii) the sum of any other “parachute payments,” as defined under Section 280G(b)(2) of the Code, that Mr. McArthur receives on account of the change in control. Under Mr. McArthur’s employment agreement, a “change in control” generally refers to a change in ownership, holding or power to vote more than 25% of SouthFirst’s or First Federal’s voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal’s or SouthFirst’s directors or the exercise of a controlling influence over the management or policies of SouthFirst or First Federal. In addition, under Mr. McArthur’s employment agreement, a change in control occurs when, during any consecutive two-year period, the directors of SouthFirst or First Federal, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of

SouthFirst or First Federal, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Mr. McArthur’s employment agreement also provides for a similar lump sum payment to be made in the event of his voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.

     Sandra H. Stephens

     Executive Vice President and Chief Operating Officer

     The employment agreement by and between First Federal and Ms. Stephens was effective as of October 1, 2002 and is for a term of two years. On each annual anniversary date from the effective date, Ms. Stephens’ term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided First Federal’s Board of Directors determines in a duly adopted resolution that the performance of Ms. Stephens has met its requirements and standards, and that such employment agreement should be extended.

     Pursuant to Ms. Stephens’s employment agreement, First Federal pays Ms. Stephens an annual base salary of $125,000, payable in cash not less frequently than monthly. Beginning on the Effective Date, Ms. Stephens shall be eligible to receive such performance bonuses as may be determined in the sole discretion of First Federal’s Board of Directors. In addition, Ms. Stephens shall participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

     Ms. Stephens’s employment agreement terminates upon her death or disability, and is terminable for “cause” as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Ms. Stephens. If First Federal terminates Ms. Stephens without cause, she will be entitled to a continuation of her salary from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period, and she will be entitled to the cost of obtaining benefits in which Ms. Stephens would have been eligible to participate through the termination date. Ms. Stephens may voluntarily terminate her employment agreement by providing sixty days written notice to the Board of Directors of First Federal, in which case she is entitled to receive only her compensation, vested rights and benefits up to the date of termination.

     Ms. Stephenss’ employment agreement further provides that, in the event of her involuntary termination in connection with, or within two years after any change in control of First Federal or SouthFirst, other than for “cause,” or death or disability, Ms. Stephens will be paid, within 10 days of such termination, an amount equal to the difference between (i) 2.99 times her “base amount,” as defined in Section 280G(b)(3) of the Code, and (ii) the sum of any other “parachute payments,” as defined under Section 280G(b)(2) of the Code, that Ms. Stephens receives on account of the change in control. Under Ms. Stephens’ employment agreement, a “change in control” generally refers to a change in ownership, holding or power to vote more than 25% of First Federal’s or SouthFirst’s voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal’s or SouthFirst’s directors, or the exercise of a controlling influence over the management or policies of First Federal or SouthFirst. In addition, under Ms. Stephens’ employment agreement, a change in control occurs when, during any consecutive two-year period, the directors of First Federal or SouthFirst, at the beginning of such period, cease to constitute two-thirds of the Board of Directors of First Federal or SouthFirst, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Ms. Stephens’ employment agreement also provides for a similar lump sum payment to be made in the event of her voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.

     J. Malcomb Massey

     President and Chief Executive Officer of Pension & Benefit

     The employment agreement by and between Pension & Benefit and Mr. Massey was effective as of October 1, 2002 and provides for a term of two years. On each annual anniversary date from the effective date, Mr. Massey’s term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of Mr. Massey has met the Board’s requirements and standards, and that such employment agreement should be extended.

     The employment agreement with Mr. Massey provides for an annual base salary of $150,000, payable in cash not less frequently than monthly. In addition, as a provision of a prior employment agreement, Mr. Massey received 15,512 shares of restricted SouthFirst Common Stock, one-fifteenth of which vest on each of the first fifteen anniversaries of April 11, 1997. Should Mr. Massey’s employment be terminated due to death, disability or the termination of his employment “without cause,” as defined in the employment agreement, all unvested shares shall be deemed earned and fully vested as of such date and shall be distributed as soon as practicable thereafter. All unvested shares will also vest upon a “change in control” of Pension & Benefit, First Federal or SouthFirst. Under Mr. Massey’s employment agreement, “change in control” generally refers to a change in ownership, holding or power to vote more than 25% of Pension & Benefit’s, First Federal’s or SouthFirst’s voting stock, a change in the ownership or possession of the ability to control the election of a majority of Pension & Benefit’s, First Federal’s or SouthFirst’s directors, or the exercise of a controlling influence over the management or policies of Pension & Benefit, First Federal or SouthFirst. In addition, under Mr. Massey’s employment agreement, a change in control occurs when, during any consecutive two-year period, directors of Pension & Benefit, First Federal or SouthFirst, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of Pension & Benefit, First Federal or SouthFirst, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office.

     Mr. Massey’s employment agreement entitles him to participate in an equitable manner with all other senior management employees of Pension & Benefit in discretionary bonuses that the Board may award from time to time to senior management employees. Mr. Massey may also participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

     Mr. Massey’s employment agreement terminates upon his death or disability, and is terminable for “cause,” as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. Massey. If Mr. Massey is terminated without cause, he will be entitled to severance pay equal to the amount of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. Massey has the option to receive this payment either (i) in periodic payments, as if the termination had not occurred, or (ii) in one lump sum payment within ten days of the termination of his employment. In either case, however, the severance pay shall not exceed two (2) times Mr. Massey’s “average annual compensation,” which is the average total annual compensation received by Mr. Massey under the employment agreement over the five full fiscal years preceding the termination, or, if Mr. Massey has been employed less than five full fiscal years, over each full fiscal year preceding the termination. Mr. Massey may voluntarily terminate his employment agreement by providing sixty days written notice to the Board, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     Ruth M. Roper

     Executive Vice President of Pension & Benefit

     The employment agreement by and between Pension & Benefit and Ms. Roper was effective as of October 1, 2002 and provides for a term of two years. On each annual anniversary date from the effective date, Ms. Roper’s term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of Ms. Roper has met the Board’s requirements and standards, and that such employment agreement should be extended.

     The employment agreement with Ms. Roper provides for an annual base salary of $100,000, payable in cash not less frequently than monthly. In addition, as a provision of a prior employment agreement, Ms. Roper received 5,623 shares of restricted SouthFirst Common Stock, one-fifteenth of which vest on each of the first fifteen anniversaries of April 11, 1997. Should Ms. Roper’s employment be terminated due to death, disability or the termination of her employment “without cause,” as defined in the employment agreement, all unvested shares shall be deemed earned and fully vested as of such date and shall be distributed as soon as practicable thereafter. All unvested shares will also vest upon a “change in control” of Pension & Benefit, First Federal or SouthFirst. Under Ms. Roper’s employment agreement, “change in control” generally refers to a change in ownership, holding or power to vote more than 25% of Pension & Benefit’s, First Federal’s or SouthFirst’s voting stock, a change in the ownership or possession of the ability to control the election of a majority of Pension & Benefit’s, First Federal’s or SouthFirst’s directors, or the exercise of a controlling influence over the management or policies of Pension & Benefit, First Federal or SouthFirst. In addition, under Ms. Roper’s employment agreement, a change in control occurs when, during any consecutive two-year period, directors of Pension & Benefit, First Federal or SouthFirst, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of Pension & Benefit, First Federal or SouthFirst, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office.

     Ms. Roper’s employment agreement entitles her to participate in an equitable manner with all other senior management employees of Pension & Benefit in discretionary bonuses that the Board may award from time to time to senior management employees. Ms. Roper may also participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

     Ms. Roper’s employment agreement terminates upon her death or disability, and is terminable for “cause,” as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Ms. Roper. If Ms. Roper is terminated without cause, she will be entitled to severance pay equal to the amount of her salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Ms. Roper has the option to receive this payment either (i) in periodic payments, as if the termination had not occurred, or (ii) in one lump sum payment within ten days of the termination of her employment. In either case, however, the severance pay shall not exceed two (2) times Ms. Roper’s “average annual compensation,” which is the average total annual compensation received by Ms. Roper under the employment agreement over the five full fiscal years preceding the termination, or, if Ms. Roper has been employed less than five full fiscal years, over each full fiscal year preceding the termination. Ms. Roper may voluntarily terminate her employment agreement by providing sixty days written notice to the Board, in which case she is entitled to receive only her compensation, vested rights and benefits up to the date of termination.

     In addition to Ms. Roper’s employment agreement, SouthFirst, First Federal, Pension & Benefit and Ms. Roper have entered into a guaranty of employment agreement pursuant to which SouthFirst and

First Federal have guaranteed the performance of Pension & Benefit under the terms of the employment agreement by and between Pension & Benefit and Ms. Roper.

Deferred Compensation Agreements

     First Federal previously entered into deferred compensation agreements (collectively, the “Deferred Compensation Agreements”) with Mr. McArthur and Ms. Roper, pursuant to which each would receive certain retirement benefits at age 65. Under the Deferred Compensation Agreements, benefits would be payable for 15 years. A portion of the retirement benefits would accrue each year until age 65 or, if sooner, until termination of employment. If Mr. McArthur remains in the employment of First Federal until age 65, his annual benefit will be $45,000. If Mr. McArthur dies prior to age 65, while in the employment of First Federal, the full retirement benefits available under the deferred compensation agreement will accrue and will, thereupon, be payable to his beneficiaries. Similarly, if Ms. Roper remains in the employment of First Federal until age 65, her annual benefit will be $30,000. If Ms. Roper dies prior to age 65, while in the employment of First Federal, the full retirement benefits available under the deferred compensation agreement will accrue and will, thereupon, be payable to her beneficiaries.

     The retirement benefits available under the Deferred Compensation Agreements are unfunded. However, First Federal has purchased life insurance policies on the lives Mr. McArthur and Ms. Roper that will be available to SouthFirst and First Federal to provide, both, for retirement benefits and for “key man” insurance. The costs of these arrangements was $35,719 for each of 2003, 2002, and 2001.

Management Recognition Plans

     The SouthFirst Board of Directors has adopted two management recognition plans (“MRPs”), denominated SouthFirst Bancshares, Inc. Management Recognition Plan “A” (“Plan A”) and SouthFirst Bancshares, Inc. Management Recognition Plan “B” (“Plan B”) (collectively, the “MRP Plans”). The objective of the MRP Plans is to enable SouthFirst and First Federal to reward and retain personnel of experience and ability in key positions of responsibility by providing such personnel with a proprietary interest in SouthFirst and by recognizing their past contributions to SouthFirst and First Federal, and to act as an incentive to make such contributions in the future.

     Except for the fact that Plan B provides for awards only to employees of SouthFirst and First Federal, while Plan A provides for awards to employees as well as to non-employee directors of SouthFirst and First Federal, the terms of the MRP Plans are the same. The MRP Plans are administered by a committee (the “Committee”) of the SouthFirst Board of Directors. Awards under the MRP Plans are in the form of restricted stock grants (“MRP grants”). Each MRP Plan has reserved a total of 16,600 shares of SouthFirst Common Stock for issuance pursuant to awards made by the Committee. Such shares, with respect to each MRP Plan, are held in trust until awards are made by the Committee, at which time the shares are distributed from the trust to the award recipient, and such shares bear restrictive legends until vested. The Committee may make awards to eligible participants under the MRP Plans in its discretion, from time to time. Under Plan A, on November 15, 1995, each non-employee director, serving in such capacity on February 13, 1995 (the effective date of the conversion of SouthFirst from a mutual to a stock form of ownership), automatically received an award of 1,660 shares. In selecting the employees to whom awards are granted under the MRP Plans, the Committee considers the position, duties and responsibilities of the employees, the value of their services to SouthFirst and First Federal and any other factors the Committee may deem relevant.

     Awards under the MRP Plans vest at the rate of 20% per year, commencing on the first anniversary of the date of the award. The Committee may, however, from time to time and in its sole discretion, accelerate the vesting with respect to any participant, if the Committee determines that such acceleration is in the best interest of SouthFirst. If a participant terminates employment for reasons other than death or disability, the participant forfeits all rights to any shares which have not vested, including the dividends received with respect to such non-vested shares. If the participant’s termination is caused by death or disability, all shares become vested. Participants will recognize compensation income on the date their interests vest, or at such earlier date pursuant to a participant’s election to accelerate recognition pursuant to Section 83(b) of the Code.

     During the year ended September 30, 2001, SouthFirst repurchased 11,525 shares of its Common Stock, which shares subsequently were designated MRP shares. During 2002, 1,750 shares were issued to employees under MRP grants, leaving 9,775 shares in trust at September 30, 2003, which the Committee may issue in its sole discretion.

Stock Option Plans

     The SouthFirst Board of Directors has adopted two stock option plans. The first was adopted November 15, 1995 and is denominated the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan (the “1995 Plan”), and the second was adopted on January 28, 1998 and is denominated the 1998 Stock Option and Incentive Plan (the “1998 Plan”) (collectively, the “Stock Option Plans”). The objective of each of the Stock Option Plans is to attract, retain, and motivate the best possible personnel for positions of substantial responsibility with SouthFirst and First Federal. In order to attract and retain members of the Board of Directors of SouthFirst who contribute to SouthFirst’s success, each of the Stock Option Plans also provides for the award of non-qualified stock options to non-employee directors of SouthFirst.

     The 1995 Plan authorizes the grant of up to 83,000 shares of Common Stock to select officers and employees in the form of (i) incentive and non-qualified stock options (“Options”) or (ii) Stock Appreciation Rights (“SARs”) (Options and SARs are referred to herein collectively as “Awards”), as determined by the committee administering the 1995 Plan. As of September 30, 1996, options to purchase a total of 83,000 shares had been issued under the 1995 Stock Option Plan, and, as of that date, no other shares were available for future issuance. Subsequently, options to purchase 8,300 shares were exercised, which shares are no longer available for issuance under the 1995 Plan; options to purchase 56,649 shares expired prior to being exercised, which shares then became available for re-issuance under the 1995 Plan; and additional options to purchase 55,649 shares were issued. Thus, at September 30, 2003, 1,000 shares were available for issuance under the 1995 Plan.

     The 1998 Plan authorizes the grant of up to 63,361 shares of Common Stock to select officers and employees in the form of (i) Options or (ii) SARs, all of which shares were granted under the 1998 Plan. Subsequently, options to purchase 36,798 shares expired prior to being exercised, which shares then became available for re-issuance under the 1998 Plan, and additional options to purchase 35,388 shares were issued. Thus, at September 30, 2003, 1,390 shares were available for issuance under the 1998 Plan.

     The terms and conditions of the Stock Option Plans are substantially the same. The exercise price for Options and SARs granted under the Stock Option Plans may not be less than the fair market value of the shares on the day of the grant, and no Awards shall be exercisable after the expiration of ten years from the date of this grant. Each Stock Option Plan has a term of 10 years unless earlier terminated by the SouthFirst Board of Directors. The Stock Option Plans are administered by a committee of the directors of SouthFirst (the “Option Plan Committee”). Except as discussed below with respect to non-employee directors, the Option Plan Committee has complete discretion to make Awards to persons eligible to participate in the Stock Option Plans, and determines the number of shares to be subject to such Awards, and the terms and conditions of such Awards. In selecting the persons to whom Awards are granted under the Stock Option Plans, the Option Plan Committee considers the position, duties, and responsibilities of the employees, the value of their services to SouthFirst and First Federal, and any other factor the Option Plan Committee may deem relevant to achieving the stated purpose of the Stock Option Plan.

     Options granted under the Stock Option Plans become exercisable at rates ranging from 20% to 33% per year commencing one year from the date of grant, with the exception that all options will become immediately exercisable in the event the optionee’s employment is terminated due to the optionee’s death, disability or retirement, or in the event of a change in control of First Federal or SouthFirst.

     Under the 1995 Plan, all directors who were not employees of SouthFirst as of November 15, 1995 (the date of the approval of the Stock Option Plan by the stockholders of SouthFirst and the OTS), received non-qualified stock options to purchase 4,150 shares, which options had an exercise price of $14.00 per share, the fair market value of SouthFirst Common Stock on the date of grants. Likewise, under the 1998 Plan, all directors who were not employees of SouthFirst as of January 28, 1998 (the date of the approval of the Stock Option Plan by the Board of Directors of SouthFirst) received non-qualified stock options to purchase 2,700 shares, which options had an exercise price of $21.25 per share, the fair market value of SouthFirst Common Stock on the date of grants.

Repricing of Stock Options under the Stock Option Plans

     On January 28, 1998, the Wage and Compensation Committee, acting on the approval of the Board of Directors, granted incentive stock options to purchase 7,428 and 3,726 options to Joe K. McArthur and J. Malcomb Massey, respectively (i.e., the Named Executive Officers at that time). Options to purchase an aggregate of 50,597 shares were concurrently granted to approximately 19 non-executive employees of SouthFirst and/or First Federal and two former executive officers. Such options were granted at an exercise price of $21.25 per share, which was equal to the fair market value of SouthFirst’s Common Stock on the date of grant. During the ensuing nine and one half months, the market price of SouthFirst’s Common Stock declined significantly to a point at which such options no longer served the intended purpose for which they were issued. In order to protect the intended value of the January 28, 1998 options, the Board of Directors elected to reprice all such options by the cancellation of such options and the regrant of an equal number of new options at the then current, lower market price. Such replacement options were granted on November 4, 1998 at an exercise price of $15.75 per share, which was equal to the fair market value of SouthFirst’s Common Stock on the date of grants. The following table provides, with respect to the Named Executive Officers, the name of grantee, number of securities underlying the options repriced, the original exercise price, the new exercise price, and the length of original option term remaining after the repricing, as of September 30, 2003:

[table on following page]

Ten-Year Option / SAR Repricings

		Number of			Length of
		Securities			Original Option
		Underlying	Original		Term Remaining
		Options	Exercise	New Exercise	at Date of
Name	Date	Repriced(1)	Price ($)	Price ($)	Repricing
Joe K. McArthur	November 4,	7,428	21.25	15.75	9.2 years
(1998 Plan)	1998
J. Malcomb Massey	November 4,	3,726	21.25	15.75	9.2 years
(1998 Plan)	1998

(1)	The 1998 Plan authorizes the grant of up to 63,361 shares of Common Stock to select officers and employees in the form of (i) Options or (ii) SARs, all of which shares were granted under the 1998 Plan. Subsequently, options to purchase 36,778 shares expired prior to being exercised, which shares then became available for re-issuance under the 1998 Plan, and additional options to purchase 35,388 shares were issued. Thus, at September 30, 2003, 1,390 shares were available for issuance under the 1998 Plan.

     The following table provides certain information concerning the exercise of stock options under SouthFirst’s Stock Option Plans during the fiscal year ended September 30, 2002, by the Named Executive Officers and the fiscal-year-end value of unexercised options held by those individuals:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at Fiscal
	Shares		Fiscal Year End	Year End
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized	Unexercisable	Unexercisable(1)
Joe K. McArthur	0	$0	24,057/5,975	$35,583 / $23,054
J. Malcomb Massey	0	$0	4,875/4,875	$6,379 / $16,949
Sandra H. Stephens	0	$0	1,500/10,300	$8,070 / $46,040
Ruth M. Roper	0	$0	2,643/2,271	$3,567 / $8,023

(1)	Represents the value of unexercised, in-the-money stock options on September 30, 2003, using the $15.30 closing price of SouthFirst Common Stock on that date.

The following table provides certain information concerning the grants of certain options to executive officers during fiscal 2003:

OPTION/SAR GRANTS IN LAST FISCAL YEAR
(Individual Grants) (1)

	Number of	Percent of Total
	Securities	Options/SARS
	Underlying	Granted to
	Options/SARS	Employees in	Exercise Price
Name	Granted (#)	Fiscal Year	($/share)	Expiration Date
Joe K. McArthur	4,300	9.64%	$12.10	October 16, 2012
J. Malcomb Massey	4,300	9.64%	12.10	October 16, 2012
Sandra Stephens	4,300	9.64%	12.10	October 16, 2012
Ruth M. Roper	1,950	4.37%	12.10	October 16, 2012

Employee Retirement Savings Plan

     First Federal has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the “401(k)Plan”) for its employees who are at least 21 years old and who have completed one year of service with First Federal. Under the 401(k) Plan, eligible employees may contribute up to $13,000 of their gross salary to the plan. Currently, all contributions are fully vested under the 401(k) Plan at the time of contribution. Prior to April 1, 2003, all contributions up to 3% by eligible employees were 100% matched. However, since 401(k) matching is discretionary, upon review by the board of directors, effective April 1, 2003, all matching contributions were temporarily suspended. The board of directors will review the 401(k) Plan on an annual basis and implement any changes as appropriate.

Employee Stock Ownership Plan

          First Federal has adopted an Employee Stock Ownership Plan (the “ESOP”) for the exclusive benefit of participating employees. All employees of First Federal who are at least 21 years old and who have completed a year of service with First Federal are eligible to participate in the ESOP. SouthFirst loaned the ESOP $664,000, which the ESOP used to purchase 66,400 shares of SouthFirst Common Stock. This loan is secured by the shares purchased with the proceeds of the loan. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. All loan proceeds had been repaid at September 30, 2003.

     Contributions to the ESOP were used to repay the ESOP loan. Shares released from the suspense account, as the ESOP loan was repaid, any contributions to the ESOP that were not used to repay the ESOP loan, and forfeitures will be allocated among participants on the basis of their relative compensation. With the exception of terminations due to death, disability or retirement, a participant must be employed by First Federal on the last day of the ESOP plan year and must have completed 1,000 hours of service during the plan year in order to share in the allocation for the plan year. Any dividends paid on unallocated shares of SouthFirst Common Stock were used to repay the ESOP loan; any dividends paid on shares of SouthFirst Common Stock allocated to participant accounts will be credited to said accounts.

     Benefits under the ESOP vest at a rate of 20% per year of service, with the first 20% vesting after a participant has served for two years. Participant’s benefits also become fully vested upon his or her death, disability, attainment of normal retirement age, or the termination of the ESOP. For vesting purposes, a year of service means any plan year in which an employee completes at least 1,000 hours of service with First Federal. An employee’s years of service prior to the ESOP’s effective date will be considered for purposes of determining vesting under the ESOP.

     A participant who separates from service because of death, disability or retirement will be entitled to receive an immediate distribution of his or her benefits. A participant who separates from service for any other reason and who is not reemployed by an employer will receive a lump sum distribution of the vested portion of his account as soon as administratively feasible after his date of termination, unless the participant elects a later distribution. Distributions generally will be made in whole shares of SouthFirst Common Stock, with the value of fractional shares being paid in cash. Although accounts generally will be distributed in a lump sum, if the fair market value of a participant’s account is in excess of $500,000, as of the date distribution is required to begin, distributions will be made in substantially equal annual payments over a period not longer than five (5) years, plus an additional one (1) year (up to an additional five (5) years) for each $100,000 increment, or fraction of such increment, by which the value of the participant’s account exceeds $500,000.

          Pension & Benefit serves as the plan administrator and trustee of the ESOP (the “ESOP Trustee”). Participants may vote the shares of SouthFirst Common Stock that are allocated to their account. Any unallocated shares of SouthFirst Common Stock and allocated shares of SouthFirst Common Stock for which no timely direction is received are voted by the ESOP Trustee in accordance with its fiduciary obligations.

Dividend Incentive Plan

                    SouthFirst, in November 1995, adopted, by resolution of the Board of Directors of SouthFirst, a dividend incentive plan (the “Dividend Incentive Plan”), pursuant to which each director and/or employee in the SouthFirst family, who holds options to purchase SouthFirst Common Stock under the Stock Option Plans, is paid an amount equal to the number of shares underlying the stock options held by him or her, multiplied by the amount of dividends SouthFirst pays to the holders of its Common Stock. If the service of an employee or director is terminated prior to the full vesting of his or her stock options, then the employee or director immediately forfeits, and must repay to SouthFirst, all amounts received under the Dividend Incentive Plan with respect to the non-vested options.

Compensation of Directors

     Director Fees and Dividends

     Each member of the First Federal Board of Directors, with the exception of the Chairman of the Board, receives a fee of $750 for each board meeting attended (with one excused absence). The Chairman of the Board receives a fee of $1,500 for each board meeting attended. Each non-employee director of First Federal, if a member of a committee, receives $500 for each committee meeting attended. The members of the SouthFirst Board of Directors receive a fee in the amount of $750 for each board meeting attended.

During fiscal 2003, each non-employee director was paid from $852 to $5,030 under the Dividend Incentive Plan with respect to the shares of Common Stock underlying the stock options held by each non-employee director. Further, certain SouthFirst directors, during fiscal 2003, received a cash dividend in the amount of $996 with respect to the restricted shares held by such directors, as granted under Management Recognition Plans “A” and “B.”

     Director Retirement Benefits

                    The Board of Directors of First Federal has adopted, effective as of October 1, 2001, the Bank Director Supplemental Retirement Plan (the “Director Plan”), under which First Federal will make certain payments to each participating director, upon the director’s retirement, or to the director’s beneficiary(ies) in the event of the director’s death. The Director Plan is an unfunded arrangement maintained primarily to provide supplemental retirement benefits for each participating director and constitutes a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A “pre-retirement account” is established under the Director Plan, as a liability reserve account on the books of First Federal for the benefit of each participating director. Such liability reserve account shall be increased or decreased each plan year, until the participating director either retires, or has a termination of service, as a director of First Federal.

The annual increase or decrease in this liability reserve account is determined by an index which, generally, measures the amount of aggregate annual after-tax income from certain life insurance contracts, owned by First Federal on the lives of each participating director, against the annual cost of funds of First Federal represented by the net premiums paid on these life insurance policies. Each participating director of First Federal will receive, on a monthly basis beginning at retirement or termination of service, as a supplemental retirement benefit, the amount attributed to their liability service account, adjusted, as applicable, under the terms of the Director Plan. The cost of the Director Plan was $33,869 and $18,646 for fiscal years 2003 and 2002, respectively. However, no benefits were paid under the Director Plan in fiscal year 2003 or 2002.

     Compensation Committee Interlocks and Insider Participation

     SouthFirst presently does not have a compensation committee because, except for an annual salary, in the amount of $20,000, paid by SouthFirst to its President, J. Malcomb Massey, no officers of SouthFirst receive any compensation for services to SouthFirst. All officers of SouthFirst are compensated by First Federal solely for their services to First Federal. In addition, directors are paid for attendance at First Federal committee meetings, but employee members of committees are not paid. Joe K. McArthur, Chief Executive Officer of First Federal and SouthFirst, and President of First Federal, and J. Malcomb Massey, President of SouthFirst and Pension & Benefit, serve as members of the Wage and Compensation Committee of First Federal. First Federal’s Wage and Compensation Committee is responsible for reviewing salaries and benefits of directors, officers, and employees of First Federal. SouthFirst had no “interlocking” relationships existing at or before the year ended September 30, 2003 in which (i) any executive officer was a member of the board of directors/trustees of another entity, one of whose executive officers was a member of the First Federal Board of Directors, or where (ii) any executive officer was a member of the compensation committee of another entity, one of whose executive officers was a member of the First Federal Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

First Federal, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with First Federal’s other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All loans by First Federal to its officers and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of First Federal. In addition, all future credit transactions with such directors, officers and related interests of SouthFirst and First Federal will be on substantially the same terms as, and following credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions with unaffiliated persons and must be approved by a majority of the directors of SouthFirst, including a majority of the disinterested directors. At September 30, 2003, the aggregate of all loans by First Federal to its officers, directors, and related interests was $851,000.

INDEPENDENT PUBLIC ACCOUNTANTS

     Jones & Kirkpatrick, P.C., audited the financial statements of SouthFirst for the fiscal years ended September 30, 2001, 2002 and 2003. The Audit Committee has selected this same firm to audit the accounts and records of SouthFirst for the current fiscal year. Representatives of Jones & Kirkpatrick, P.C. are expected to be present at the Annual Meeting to respond to stockholders’ questions and will have an opportunity to make any statements they consider appropriate.

Audit Fees

     Fees billed by our independent accounting firm, Jones & Kirkpatrick, P.C., for audit services, SEC compliance reviews and tax preparation services for the SouthFirst were as follows, for the fiscal years ending September 30, 2003 and 2002:

	Audit	Audit-Related	Tax	Other	Total
	Fees	Fees(1)	Fees(2)	Fees(3)	Fees
Fiscal Year 2003	$91,988	$24,862	$10,190	$2,470	$129,510
Fiscal Year 2002	$93,860	$27,580	$10,580	$5,975	$137,995

(1) Audit related fees are for SEC compliance reviews of Form 10-QSB.

(2) Tax fees are for preparation of federal and state income tax returns.

(3) “Other Fees” included primarily assistance with OTS accounting consultation. No financial information systems implementation or design services were rendered by Jones & Kirkpatrick, P.C. during fiscal year 2002 or 2003.

     In addition to the foregoing, Jones & Kirkpatrick, P.C., performed audit services and tax preparation services for Pension & Benefit during the fiscal year ending September 30, 2003 consisting of $8,500 for audit fees and $185 for tax fees.

     Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our independent auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our audit committee; or

•	entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

     The audit committee pre-approves all services provided by our independent auditors, including those set forth above. The audit committee has considered the nature and amount of fees billed by Jones

& Kirkpatrick, P.C. and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Jones & Kirkpatrick, P.C.’s independence.

STOCKHOLDERS’ PROPOSALS FOR THE 2005 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at SouthFirst’s 2005 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 2005 Annual Meeting must be received by SouthFirst no later than November 19, 2004, in order to be included in SouthFirst’s proxy materials for that meeting. With respect to any such proposals received by SouthFirst after January 21, 2005, the proposals will be considered untimely and the persons named in the form of Proxy solicited by management will vote the Proxy in accordance with their judgment of what is in the best interests of SouthFirst. Such proposals should be directed to SouthFirst Bancshares, Inc., Attention: Corporate Secretary, 126 North Norton Avenue, Sylacauga, Alabama 35150.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of SouthFirst.

By Order of The Board of Directors

/s/ Sandra H. Stephens

Sandra H. Stephens
Secretary

Sylacauga, Alabama
April 19, 2004

REVOCABLE PROXY
SOUTHFIRST BANCSHARES, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED
ON BEHALF OF
THE BOARD OF DIRECTORS
FOR THE
2003 ANNUAL MEETING
OF STOCKHOLDERS.

The undersigned hereby appoints Joe K. McArthur and Janice R. Browning, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of SouthFirst Bancshares, Inc. to be held on Wednesday, May 19, 2004, at 10:00 a.m., in the Hightower Room of the B.B. Comer Memorial Public Library located at 314 North Broadway Avenue, Sylacauga, Alabama 35150, and at any adjournments or postponements thereof, as indicated on this revocable proxy:

Please be sure to sign and date	Date
this Proxy in the box below.

Stockholder sign above — Co-holder (if any) sign above

1. To elect L. Neal Bice, Kenneth E. Easterling, and H. David Foote, Jr., each for a term of three years and until their successors are elected and have qualified.

For All
For	Withhold	Except
☐	☐	☐

INSTRUCTION: To withhold authority to vote for one of the two nominees, mark “For All Except” and write the name of the nominee for whom you wish to withhold authority to vote in the space provided below.

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” EACH OF THE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please date and sign exactly as
your name(s) appear(s) on this card.

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name of authorizing officer. In the case of joint tenants, each joint owner must sign.

Detach above card, sign, date and mail in postage paid envelope provided to:

SOUTHFIRST BANCSHARES, INC.
126 North Norton Avenue
Sylacauga, Alabama 35150

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY